THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

PROTEA BIOSCIENCES GROUP, Inc.

CONVERTIBLE PROMISSORY NOTE

[Morgantown, West Virginia]

$[ ]	Issue Date: , 2013

1. Principal and Interest. PROTEA BIOSCIENCES GROUP, INC. (the “Company”), a Delaware corporation, for value received, hereby promises to pay to the order of [ ] or his, her or its assigns (“Holder”), in lawful money of the United States of America at the address for notices to Holder set forth in the Note and Warrant Purchase Agreement (as defined below) (or such other address as Holder shall provide to the Company in writing pursuant hereto), the principal amount of $[ ] (the “Principal Amount”), together with interest as set forth below.

This Note is being issued pursuant to that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”) by and among the Company and the Purchasers thereunder (each a "Holder" and, collectively, the “Holders”) dated as of , 2013, setting forth the terms of the offering and sale (the “Offering”) by the Company of up to $1,000,000 (the “Maximum Offering”) of 10% convertible promissory notes (each a “Note” and collectively the “Notes”).

This Note shall become due and payable on the one-year anniversary of the Issue Date set forth above (the “Due Date”). Interest on the unpaid Principal Amount shall accrue from the Issue Date until the earlier of the Due Date, or such date when the entire Principal Amount is paid in full, at the rate of ten percent (10%) per annum or such lesser rate as shall be the maximum rate allowable under applicable law. Simple interest shall be computed on the basis of a 360-day year of twelve 30-day months, and shall be accrued and added to principal on an annual basis. The Company shall not be obligated to make any interest payments until the Due Date, or, if earlier, the date when the Principal Amount is paid in full and may be paid, at the Company’s election, either in cash or shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) valued at $0.50 per share (subject to proportionate adjustment for forward or reverse stock splits, combinations, stock dividends and other recapitalization events), or any combination of cash and shares.

Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Purchase Agreement.

2. Automatic Conversion.

2.1 Financing. The entire Principal Amount and all accrued unpaid interest thereon will be automatically converted into the Financing. The Financing is planned to include the sale of two shares of the Company’s Common Stock (the “ Shares”) and a warrant (the “ Warrant”) to purchase one share of Common Stock, exercisable at $0.75 per share for each $1.00 invested in the Financing (the “ Conversion Price”). The Financing is also planned to include certain registration and anti-dilution rights and a right to participate in certain future securities offerings of the Company. All terms of the Financing remain subject to change in the discretion of the Company and .

2.2 Effect of Automatic Conversion. Upon an automatic conversion pursuant to Section 2.1 above, all indebtedness evidenced by this Note shall be automatically satisfied in full and no interest shall continue to accrue on this Note thereafter and all rights of Holder hereunder shall terminate. The Company shall not be obligated to issue certificates evidencing the securities issuable upon such conversion unless this Note is either delivered to the Company or its transfer agent, or Holder notifies the Company or its transfer agent that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver to such Holder of this Note, a certificate or certificates for the securities to which Holder shall be entitled. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date. The Company shall not issue fractional Shares or Warrants but shall round up the number of Shares and/or Warrants issued to the nearest whole number.

3. Optional Conversion.

3.1 Optional Conversion. Notwithstanding anything herein to the contrary, if an initial closing of the sale of securities in the Financing does not take place within 120 days after the Issue Date, the Notes will be convertible by the holders at their option for the 60 days thereafter. The rate of conversion will be for each $100,000 of principal and interest converted (or portion thereof), the holder will receive 200,000 shares (the “Optional Conversion Shares” and together with the Shares, the “Shares”) of common stock of the Company and a warrant (the “Optional Conversion Warrant” and together with the Warrant, the “Warrants”) to purchase 150,000 shares of common stock, which warrant will be exercisable at $1.10 for a period of five years (the “Optional Conversion Price” and together with the Conversion Price, the “Conversion Prices”), subject to proportionate adjustments for stock splits, combinations, stock dividends and other recapitalization events. Holder’s optional conversion right provided under this Section 3.1 is referred to herein as the “Conversion Option”. The Conversion Price shall be paid by Holder by forgiveness of such amount of the principal and accrued interest on this Note being converted as specified in the applicable Conversion Notice (as hereinafter defined).

3.2 Conversion Procedure for the Conversion Option. Upon conversion of this Note pursuant to the Conversion Option, Holder shall surrender this Note, duly endorsed, at the office of the Company and shall provide written notice (the "Conversion Notice") to the Company at its principal corporate office of the election to convert the same and the amount of unpaid principal and interest being converted. The date on which the Conversion Notice is received by the Company is referred to herein as the "Conversion Date". The Company, as soon as practicable thereafter, shall issue and deliver to Holder a certificate or certificates for the number of Optional Conversion Shares and Optional Conversion Warrants to which Holder shall be entitled (such certificates bearing such legends as are required by applicable state and federal securities laws).

3.3 Mechanics and Effect of Conversion for the Conversion Option. No fractional Optional Conversion Shares or Optional Conversion Warrants shall be issued upon any conversion hereunder. All fractional Optional Conversion Shares and/or Optional Conversion Warrants shall be rounded up to the nearest whole share. Any conversion pursuant to the Conversion Option, and the sale and issuance of Optional Conversion Shares and Optional Conversion Warrants pursuant thereto, shall be deemed to have occurred immediately upon the Company’s receipt of the Conversion Notice. From and after such time, Holder shall be treated for all purposes as the record holder of the Optional Conversion Shares and Optional Conversion Warrants. Upon conversion of this Note in full, with no principal or accrued interest amount thereafter outstanding, the Company shall be released from all its obligations and liabilities hereunder.

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4. Fundamental Transactions. If, at any time while this Note remains outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity where the Company is not the surviving corporation (other than in connection with a reverse merger pursuant to which the owner's of the Company's securities immediately prior to such transaction own a majority of the Company's securities following such transaction), (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions other than as part of a reorganization, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note pursuant to the provisions herein, Holder shall have the right to receive, for each Conversion Share, Conversion Warrant, Optional Conversion Share and/or Optional Conversion Warrant (collectively, the “Conversion Securities”) that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock and a warrant to purchase one share of Common Stock.

5. Prepayment. At any time when there remains unpaid principal or accrued unpaid interest under this Note, if the Financing has not had an initial closing within 120 days following the Issue Date, the Company shall have the right to prepay, upon 14 days prior written notice to Holder, without premium or penalty, any or all of such unpaid principal or interest, during which notice period Holder may exercise the conversion rights under this Note to the extent then applicable.

6. Events of Default.

6.1 Each of the following events shall constitute a default under this Note (each an “Event of Default”) if not cured by the Company within thirty (30) calendar days after receipt of written notice thereof from Holder or such longer period as set forth below:

(a) failure by the Company to pay the principal or interest amount when due hereunder;

(b) failure by the Company or the Company’s transfer agent, or the Company’s successor in a Fundamental Transaction, to issue securities issuable upon conversion of this Note to Holder within thirty (30) calendar days after the receipt of a Conversion Notice or the event causing automatic conversion and surrender by Holder to the Company or the Company’s transfer agent (or the Company’s successor or successor’s transfer agent following a Fundamental Transaction);

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(c) the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary action for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

(d) any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 6.1(c) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of at least sixty (60) days;

6.2 If any Event of Default specified in Sections 6.1(c) or (d) occurs, then following the passage of the applicable cure period the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of the Event of Default shall become immediately due and payable without any action on the part of Holder, and if any other Event of Default occurs, the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of acceleration shall become, at Holder’s election, immediately due and payable in cash. All Notes for which the full amount thereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section 6.2 shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

7. Notice of Proposed Transfers. Prior to any proposed transfer of this Note or the Conversion Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, Holder shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by an unqualified written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of this Note or the Conversion Securities may be effected without registration under the Securities Act; provided, however, no such opinion of counsel shall be necessary for a transfer without consideration by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof and of the Purchase Agreement to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing this Note or the Conversion Securities transferred as above provided shall bear an appropriate restrictive legend, except that this Note or certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

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8. Reservation of Conversion Securities. The Company covenants and agrees that all Conversion Securities will, upon issuance on conversion of this Note, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein and in the Company’s organizational documents, as amended from time to time. Prior to executing this Note or as soon as reasonably possible thereafter, the Company shall reserve out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to convert this Note, such number of Conversion Securities as shall be sufficient therefore at the applicable Conversion Price, and shall use its best efforts and take such reasonable actions as are necessary to ensure that such securities remain so reserved for issuance in the future.

9. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

10. Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

11. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon Holder or any other person the right to vote or to consent or to receive notice as a stockholder of the Company.

12. Amendment. This Note may only be amended with the written consent of the Holders of a majority of the then outstanding principal amount due under all Notes issued in the Offering.

13. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery to the address provided pursuant to the Purchase Agreement.

14. Subordination. The Notes shall be, to the extent permitted by applicable law, subordinate to all outstanding debt of the Company.

ISSUED as of the date first above written.

PROTEA BIOSCIENCES GROUP, INC.

By:
Name:	Steven Turner
Title:	President

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